Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-237423) on Form S-3 and (No. 333-170431, No. 333-170432, No. 333-171909, No. 333-171910, and No. 333-239417) on Form S-8 of our report dated February 27, 2023, with respect to the consolidated financial statements of The Howard Hughes Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Dallas, Texas
February 27, 2023